EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4273
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2025 THIRD QUARTER RESULTS
Q3 Revenue, Gross Margin and Earnings per Share Exceed the Midpoint of the Outlook Range;
Expects to Deliver Higher Results in the Fourth Quarter

LIVERMORE, Calif. — October 29, 2025 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2025 ended September 27, 2025. Quarterly revenues were $202.7 million, an increase of 3.5% compared to $195.8 million in the second quarter of fiscal 2025, and a decrease of 2.5% from $207.9 million in the third quarter of fiscal 2024.

•Third quarter revenue, gross margin, and earnings per share exceeded both second quarter results and the midpoint of the outlook range
•DRAM probe cards recorded expected double-digit sequential growth, reaching a new record, primarily from growth in HBM
•Systems Segment delivered anticipated third quarter revenue increase, with additional growth expected in the fourth quarter with increased momentum towards initial volume production of co-packaged optics

“As we said last quarter, we are focused on, and committed to, improving our profitability as we return to a path to our target model,” said Mike Slessor, CEO of FormFactor, Inc. “We are executing a program of rapid and immediate gross margin improvement actions that have already produced the 250 basis point increase from the second quarter, and which we anticipate will continue in the fourth quarter and throughout next year. At the same time, we are executing longer-term structural initiatives that we expect will contribute further to our gross margins.”

Third Quarter Highlights

On a GAAP basis, net income for the third quarter of fiscal 2025 was $15.7 million, or $0.20 per fully-diluted share, compared to net income for the second quarter of fiscal 2025 of $9.1 million, or $0.12 per fully-diluted share, and net income for the third quarter of fiscal 2024 of $18.7 million, or $0.24 per fully-diluted share. Gross margin for the third quarter of 2025 was 39.8%, compared with 37.3% in the second quarter of 2025, and 40.7% in the third quarter of 2024.

On a non-GAAP basis, net income for the third quarter of fiscal 2025 was $25.7 million, or $0.33 per fully-diluted share, compared to net income for the second quarter of fiscal 2025 of $21.2 million, or $0.27 per fully-diluted share, and net income for the third quarter of fiscal 2024 of $27.2 million, or $0.35 per fully-diluted share. On a non-GAAP basis, gross margin for the third quarter of 2025 was 41.0%, compared with 38.5% in the second quarter of 2025, and 42.2% in the third quarter of 2024.

GAAP net cash provided by operating activities for the third quarter of fiscal 2025 was $27.0 million, compared to $18.9 million for the second quarter of fiscal 2025, and $26.7 million for the third quarter of fiscal 2024. Free cash flow for the third quarter of fiscal 2025 was $19.7 million, compared to free cash flow for the second quarter of fiscal 2025 of negative $47.1 million, and free cash flow for the third quarter of 2024 of $20.0 million.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

Outlook

Dr. Slessor added, “Our outlook for the current fourth quarter builds on the third quarter, as our initiatives of profitability improvement actions continues, and we expect to again deliver sequentially higher revenue, earnings, and most importantly, gross margin.”

For the fourth quarter ending December 27, 2025, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$210 million +/- $5 million	—	$210 million +/- $5 million
Gross margin	40.0% +/- 1.5%	$4.5 million	42.0% +/- 1.5%
Net income per diluted share	$0.19 +/- $0.04	$0.16	$0.35 +/- $0.04
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, amortization of intangible assets and fixed asset fair value adjustments due to acquisitions, and restructuring charges, net of applicable income tax impacts.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PT, or 4:25 p.m. ET, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and nine months ended September 27, 2025, and for outlook provided before, as well as for the comparable periods of fiscal 2024, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM), is a leading provider of essential test and measurement technologies along the full semiconductor product life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding future financial and operating results, including under the heading “Outlook” above, and the Company's performance, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” “forecast,” “continue,” and “prospect,” and the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in and impacts from export control, tariffs and other trade barriers; changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as tariffs, military conflicts, political volatility, infectious diseases and pandemics, and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. In addition, there are varying barriers to international trade, including restrictive trade and export regulations such as the US-China restrictions, dynamic tariffs, trade disputes between the U.S. and other countries, and national security developments or tensions, that may substantially restrict or condition our sales to or in certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2025	June 28, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Revenues	$202,676	$195,798	$207,917	$569,830	$574,116
Cost of revenues	122,050	122,860	123,212	351,743	339,773
Gross profit	80,626	72,938	84,705	218,087	234,343
Operating expenses:
Research and development	28,686	28,793	31,243	85,279	91,434
Selling, general and administrative	32,971	31,482	35,607	97,907	106,560
Factory start-up costs	964	357	—	1,321	—
Total operating expenses	62,621	60,632	66,850	184,507	197,994
Gain on sale of business	—	—	—	—	20,581
Operating income	18,005	12,306	17,855	33,580	56,930
Interest income, net	1,976	2,642	3,650	7,935	10,221
Other income (expense), net	444	(6)	(558)	1,328	322
Income before income taxes and equity investment	20,425	14,942	20,947	42,843	67,473
Provision for income taxes	5,937	2,372	2,211	9,384	7,564
Loss (income) from equity investment	(1,168)	3,484	—	2,316	—
Net income	$15,656	$9,086	$18,736	$31,143	$59,909
Net income per share:
Basic	$0.20	$0.12	$0.24	$0.40	$0.77
Diluted	$0.20	$0.12	$0.24	$0.40	$0.76
Weighted-average number of shares used in per share calculations:
Basic	77,387	77,107	77,406	77,270	77,364
Diluted	77,734	77,527	78,439	77,684	78,495

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2025	June 28, 2025	September 28, 2024	September 27, 2025	September 28, 2024
GAAP Gross Profit	$80,626	$72,938	$84,705	$218,087	$234,343
Adjustments:
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	490	528	530	1,560	1,661
Stock-based compensation	1,941	1,690	1,934	5,636	5,794
Restructuring charges	116	183	524	359	607
Non-GAAP Gross Profit	$83,173	$75,339	$87,693	$225,642	$242,405

GAAP Gross Margin	39.8%	37.3%	40.7%	38.3%	40.8%
Adjustments:
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	0.2%	0.3%	0.3%	0.3%	0.3%
Stock-based compensation	0.9%	0.8%	0.9%	0.9%	1.0%
Restructuring charges	0.1%	0.1%	0.3%	0.1%	0.1%
Non-GAAP Gross Margin	41.0%	38.5%	42.2%	39.6%	42.2%

GAAP operating expenses	$62,621	$60,632	$66,850	$184,507	$197,994
Adjustments:
Amortization of intangibles	(191)	(191)	(191)	(573)	(573)
Stock-based compensation	(7,575)	(7,701)	(7,002)	(23,067)	(23,756)
Restructuring charges	(273)	(195)	(298)	(3,291)	(396)
Costs related to sale and acquisition of businesses	—	(55)	(13)	(272)	(702)
Non-GAAP operating expenses	$54,582	$52,490	$59,346	$157,304	$172,567

GAAP operating income	$18,005	$12,306	$17,855	$33,580	$56,930
Adjustments:
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	681	719	721	2,133	2,234
Stock-based compensation	9,516	9,391	8,936	28,703	29,550
Restructuring charges	389	378	822	3,650	1,003
Gain on sale of business, net of costs and acquisition related expenses	—	55	13	272	(19,879)
Non-GAAP operating income	$28,591	$22,849	$28,347	$68,338	$69,838

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2025	June 28, 2025	September 28, 2024	September 27, 2025	September 28, 2024
GAAP net income	$15,656	$9,086	$18,736	$31,143	$59,909
Adjustments:
Amortization of intangibles and fixed asset fair value adjustments due to acquisitions	681	719	721	2,133	2,234
Stock-based compensation	9,516	9,391	8,936	28,703	29,550
Restructuring charges	389	378	822	3,650	1,003
Gain on sale of business and assets, net of costs and acquisition related expenses	91	3,460	13	3,768	(19,879)
Income tax effect of non-GAAP adjustments	(649)	(1,812)	(2,002)	(4,487)	(3,924)
Non-GAAP net income	$25,684	$21,222	$27,226	$64,910	$68,893

GAAP net income per share:
Basic	$0.20	$0.12	$0.24	$0.40	$0.77
Diluted	$0.20	$0.12	$0.24	$0.40	$0.76

Non-GAAP net income per share:
Basic	$0.33	$0.28	$0.35	$0.84	$0.89
Diluted	$0.33	$0.27	$0.35	$0.84	$0.88

GAAP net cash provided by operating activities	$26,991	$18,893	$26,731	$69,423	$81,621
Adjustments:
Sale of business and acquisition related payments in working capital	83	168	2,134	1,472	2,811
Cash paid for interest	89	95	97	276	298
Capital expenditures	(7,505)	(66,256)	(8,939)	(92,345)	(30,773)
Free cash flow	$19,658	$(47,100)	$20,023	$(21,174)	$53,957

GAAP net cash provided by (used in) investing activities	$6,718	$(78,553)	$(16,192)	$(156,495)	$(26,152)
GAAP net cash used in financing activities	$(2,382)	$(4,214)	$(26,830)	$(9,560)	$(46,256)

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 27, 2025	September 28, 2024
Cash flows from operating activities:
Net income	$31,143	$59,909
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,161	24,117
Stock-based compensation expense	28,703	29,550
Provision for excess and obsolete inventories	9,922	10,052
Loss from equity investment	2,316	—
Gain on sale of business and assets	(103)	(20,581)
Non-cash restructuring charges	2,119	—
Other activity impacting operating cash flows	(32,838)	(21,426)
Net cash provided by operating activities	69,423	81,621
Cash flows from investing activities:
Acquisition of property, plant and equipment	(92,345)	(30,773)
Proceeds from sale of business and assets	103	21,585
Purchase of equity investment	(67,156)	—
Proceeds from (purchases of) marketable securities, net	2,903	(15,464)
Purchase of promissory note receivable	—	(1,500)
Net cash used in investing activities	(156,495)	(26,152)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program, including excise tax paid	(26,244)	(37,211)
Proceeds from issuances of common stock	26,119	9,748
Principal repayments on term loans	(826)	(803)
Tax withholdings related to net share settlements of equity awards	(8,609)	(17,990)
Net cash used in financing activities	(9,560)	(46,256)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	537	3
Net increase (decrease) in cash, cash equivalents and restricted cash	(96,095)	9,216
Cash, cash equivalents and restricted cash, beginning of period	197,206	181,273
Cash, cash equivalents and restricted cash, end of period	$101,111	$190,489

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 27, 2025	June 28, 2025	December 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$97,678	$67,380	$190,728
Marketable securities	168,351	181,949	169,295
Accounts receivable, net of allowance for credit losses	133,316	115,199	104,294
Inventories, net	108,830	110,789	101,676
Restricted cash	1,058	1,061	3,746
Prepaid expenses and other current assets	50,027	48,884	35,389
Total current assets	559,260	525,262	605,128
Restricted cash	2,375	2,464	2,732
Operating lease, right-of-use-assets	17,471	19,475	22,579
Property, plant and equipment, net of accumulated depreciation	257,912	259,288	210,230
Equity investment	66,441	67,264	—
Goodwill	200,841	200,858	199,171
Intangibles, net	8,385	9,017	10,355
Deferred tax assets	88,265	94,795	92,012
Other assets	2,042	3,185	4,008
Total assets	$1,202,992	$1,181,608	$1,146,215

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,389	$59,932	$62,287
Accrued liabilities	41,574	38,545	43,742
Current portion of long-term debt, net of unamortized issuance costs	1,129	1,121	1,106
Deferred revenue	21,623	16,450	15,847
Operating lease liabilities	7,400	7,919	8,363
Total current liabilities	130,115	123,967	131,345
Long-term debt, less current portion, net of unamortized issuance costs	11,359	11,644	12,208
Long-term operating lease liabilities	13,317	15,231	17,550
Deferred grant	18,000	18,000	18,000
Other liabilities	20,586	22,743	19,344
Total liabilities	193,377	191,585	198,447

Stockholders’ equity:
Common stock	78	77	77
Additional paid-in capital	857,401	850,064	837,586
Accumulated other comprehensive income (loss)	48	3,450	(10,840)
Accumulated income	152,088	136,432	120,945
Total stockholders’ equity	1,009,615	990,023	947,768
Total liabilities and stockholders’ equity	$1,202,992	$1,181,608	$1,146,215

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP, and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, gross profit, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations” included in this press release.

Source: FormFactor, Inc.
FORM-F